EX-99.1

Byline Bancorp, Inc. Reports Third Quarter 2020 Financial Results

Third Quarter 2020 Highlights

•	Net income of $13.1 million, or $0.34 per diluted share
•	Net interest margin of 3.60%, compared to 3.71% at June 30, 2020
•	Return on average assets of 0.81%
•	Pre-tax pre-provision return on average assets[1] of 2.12%
•	Efficiency ratio of 52.47%, lower by 123 basis points from the second quarter
•	Originated loans and leases increased $41.0 million, or 1.1%, from June 30, 2020
•	Third quarter total loan and lease production of $213.4 million
•	Common Equity Tier 1 to risk weighted assets of 12.55%
•	Completed an additional public offering of $25.0 million of subordinated notes
•	Announced consolidation of approximately 20% of branch network

Chicago, IL, October 22, 2020 – Byline Bancorp, Inc. (the “Company” or “Byline”)(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $13.1 million, or $0.34 per diluted share, for the third quarter of 2020, compared with net income of $9.1 million, or $0.24 per diluted share, for the second quarter of 2020, and net income of $15.3 million, or $0.39 per diluted share, for the third quarter of 2019.

Alberto J. Paracchini, President and Chief Executive Officer of Byline, commented, "Our results for the quarter continues to show solid performance in a challenging operating environment. We saw strong growth in pre-tax, pre-provision income driven by improved business activity, strong fee income and disciplined expense management. This allowed us to continue to build our allowance for loan and lease losses and add to our capital base.

“This quarter we also announced the additional consolidation of 11 branch locations in order to better align our spending with current customer behaviors and continue investing in our digital capabilities and franchise. Looking forward, our focus remains on supporting new and existing customers, executing our strategy and growing the value of our franchise,” said Mr. Paracchini.

Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Third Quarter 2020 Updates

Branch Consolidations

On September 18, 2020, we announced plans to optimize our branch network as part of efforts to accommodate changing customer behaviors while also recognizing operating efficiencies. Byline Bank plans to consolidate 11 of its 57 full-service offices, or approximately 20% of its branch network. Most of the impacted branches are located within two miles of another Byline Bank branch that will continue to operate within the respective market.  These branch consolidations are scheduled to commence on December 31, 2020 and will result in a one-time charge of approximately $5.9 million, including $696,000 recognized during the third quarter 2020 related to salaries and employee benefit expenses. We anticipate annualized cost savings of approximately $4.3 million beginning in 2021, an estimated 25% of which will be utilized to increase investment in our digital banking platform and the continued renovation and upgrading of other retail branches.

Deferrals and Paycheck Protection Program

We continue working with our customers and borrowers impacted by the pandemic through deferrals and PPP loans. During the third quarter 2020:

•	Active deferrals on loans and leases decreased to $27.9 million, or 0.7%[2] of loans and leases at September 30, 2020, from $204.1 million or 5.4%[2] of loans and leases at June 30, 2020.
•	Active second deferrals on loans and leases decreased in the quarter to $19.5 million at September 30, 2020 from $34.4 million at June 30, 2020.
•	Continued processing PPP loans efficiently through our SBA platform and funded over 165 loans totaling $8.9 million in the third quarter 2020.
•	Over $160 million of PPP loans in various stages of the SBA forgiveness process as of October 20, 2020.

The following table presents information regarding the net PPP loans as of September 30, 2020:

	PPP Loan Size
			$150,001 -
(dollars in thousands)	$0 - $50,000	$50,001 - $150,000	$2,000,000	Over $2,000,000	Total
Principal outstanding	$37,993	$84,385	$428,361	$84,639	$635,378
Unearned processing fee	(1,479)	(3,254)	(12,157)	(653)	(17,543)
Deferred cost	2,138	1,089	1,098	31	4,356
PPP loans, net	$38,652	$82,220	$417,302	$84,017	$622,191
Number of loans	1,831	951	958	27	3,767

2  Excludes PPP loans.

Byline Bancorp, Inc.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$51,036	$50,153	$54,158	$58,203	$63,391	$155,347	$177,298
Interest on securities	7,070	7,530	8,016	7,212	7,040	22,616	19,807
Other interest and dividend income	128	222	992	500	598	1,342	1,794
Total interest and dividend income	58,234	57,905	63,166	65,915	71,029	179,305	198,899
INTEREST EXPENSE
Deposits	2,760	4,246	7,804	9,325	9,618	14,810	27,000
Other borrowings	465	476	1,897	1,989	2,835	2,838	7,266
Subordinated notes and debentures	1,485	574	640	687	738	2,699	2,262
Total interest expense	4,710	5,296	10,341	12,001	13,191	20,347	36,528
Net interest income	$53,524	$52,609	$52,825	$53,914	$57,838	$158,958	$162,371

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated:

	For the Three Months Ended
	September 30, 2020			June 30, 2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$48,678	$25	0.20%	$58,971	$25	0.17%
Loans and leases(1)	4,360,203	51,036	4.66%	4,283,654	50,153	4.71%
Taxable securities	1,364,516	6,341	1.85%	1,243,604	7,021	2.27%
Tax-exempt securities(2)	143,157	832	2.31%	117,340	706	2.42%
Total interest-earning assets	$5,916,554	$58,234	3.92%	$5,703,569	$57,905	4.08%
Allowance for loan and lease losses	(53,964)			(43,009)
All other assets	538,700			526,414
TOTAL ASSETS	$6,401,290			$6,186,974
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$565,917	$226	0.16%	$392,070	$165	0.17%
Money market accounts	1,202,016	634	0.21%	1,214,713	946	0.31%
Savings	535,396	64	0.05%	511,049	61	0.05%
Time deposits	870,227	1,836	0.84%	976,710	3,074	1.27%
Total interest-bearing deposits	3,173,556	2,760	0.35%	3,094,542	4,246	0.55%
Other borrowings	538,237	465	0.34%	534,766	476	0.36%
Subordinated notes and debentures	100,756	1,485	5.86%	40,180	574	5.75%
Total borrowings	638,993	1,950	1.21%	574,946	1,050	0.73%
Total interest-bearing liabilities	$3,812,549	$4,710	0.49%	$3,669,488	$5,296	0.58%
Non-interest-bearing demand deposits	1,742,787			1,692,723
Other liabilities	54,843			48,884
Total stockholders’ equity	791,111			775,879
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,401,290			$6,186,974
Net interest spread(3)			3.43%			3.50%
Net interest income		$53,524			$52,609
Net interest margin(4)			3.60%			3.71%

Net loan accretion impact on margin		$3,911	0.26%		$3,172	0.22%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the third quarter of 2020 was $53.5 million, an increase of $915,000, or 1.7%, from the second quarter of 2020.

The increase in net interest income was primarily due to:

•	A decrease of $1.5 million in interest expense on deposits, due to maturities of higher-rate time deposits and lower rates paid on money market accounts;
•	An increase of $883,000 in interest income on loans and leases, due to higher accretion on acquired loans resulting from cash recoveries;

Offset by:

•	An increase of $900,000 in interest expense on total borrowings, primarily driven by a full quarter of interest expense on subordinated notes; and,
•	A decrease of $680,000 in interest income on taxable securities, due to increased prepayments on securities and lower yields.

Net interest margin for the third quarter of 2020 was 3.60%, a decrease of 11 basis points compared to 3.71% for the second quarter of 2020. Total net accretion income on acquired loans contributed 26 basis points to the net interest margin for the third quarter of 2020 compared to 22 basis points for the second quarter of 2020, an increase of 4 basis points. The net interest margin decrease during the third quarter of 2020 was primarily driven by decreased loan and lease yields largely resulting from the impact of decreases in short-term rates and lower-yielding PPP loan balances. Net interest margin was also impacted by an increase in borrowed funds costs due to the full quarter impact of interest accrual on the subordinated notes. These decreases were partly offset by a decrease in the cost of funds and higher average non-interest-bearing demand deposit balances.

The average cost of total deposits was 0.22% for the third quarter of 2020, a decrease of 14 basis points compared to the second quarter of 2020, mainly due to a lower average cost of money market accounts and time deposits as well as a favorable change in deposit mix.  Average non-interest-bearing demand deposits grew by $50.1 million, while average time deposits decreased by $106.5 million.  Average non-interest-bearing demand deposits were 35.4% of average total deposits for the third quarter of 2020 unchanged compared to the second quarter of 2020.

Provision for Loan and Lease Losses

The provision for loan and lease losses was $15.7 million for the third quarter of 2020, an increase of $222,000 compared to $15.5 million for the second quarter of 2020.  The third quarter included allocations of $14.8 million for originated loans and leases, $1.0 million for acquired impaired loans, and a credit of $118,000 for acquired non-impaired loans.  The provision during the third quarter of 2020 included $6.4 million in specific impairments, including $3.3 million related to the unguaranteed portion of government guaranteed loans.  The third quarter provision included $8.4 million to address the continued economic uncertainty caused by the COVID-19 pandemic and the uncertainty around additional government relief.

Byline Bancorp, Inc.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
NON-INTEREST INCOME
Fees and service charges on deposits	$1,603	$1,455	$1,673	$1,635	$1,612	$4,731	$4,823
Loan servicing revenue	2,936	2,980	2,758	2,834	2,692	8,674	7,861
Loan servicing asset revaluation	1,122	(711)	(3,064)	(2,545)	(1,610)	(2,653)	(4,094)
ATM and interchange fees	1,028	845	1,216	1,150	973	3,089	2,635
Net gains on sales of securities available-for-sale	1,037	—	1,375	—	178	2,412	1,151
Change in fair value of equity securities, net	154	766	(619)	381	(15)	301	1,035
Net gains on sales of loans	12,671	6,456	4,773	8,735	9,405	23,900	23,110
Wealth management and trust income	693	608	669	704	653	1,970	1,874
Other non-interest income	1,008	389	392	1,622	918	1,789	2,582
Total non-interest income	$22,252	$12,788	$9,173	$14,516	$14,806	$44,213	$40,977

Non-interest income for the third quarter of 2020 was $22.3 million, an increase of $9.5 million, or 74.0% compared to $12.8 million for the second quarter of 2020.

The increase in total non-interest income was primarily due to:

•	An increase of $6.2 million in net gains on sales of loans, mainly due to an increase in volume of sales of government guaranteed loans and higher premiums received on loans sold;
•	A $1.8 million increase in loan servicing asset revaluation due to lower prepayments speeds and higher premiums on government guaranteed loans; and,
•	An increase of $1.0 million in net gains on sales of securities available-for-sale as a result of sales during the third quarter of 2020 compared to no sales during the second quarter of 2020.

During the third quarter of 2020, we sold $121.2 million of U.S. government guaranteed loans compared to $78.7 million during the second quarter of 2020. The increase in sales was driven by increased SBA 7(a) origination volumes and higher demand for U.S. government guaranteed loans.

Byline Bancorp, Inc.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
NON-INTEREST EXPENSE
Salaries and employee benefits	$23,126	$19,405	$24,666	$24,228	$24,537	$67,197	$71,081
Occupancy and equipment expense, net	5,220	5,359	5,524	5,241	4,512	16,103	14,530
Loan and lease related expenses	2,053	1,260	1,311	2,648	1,949	4,624	5,367
Legal, audit and other professional fees	2,390	2,078	2,334	2,340	4,066	6,802	9,113
Data processing	2,661	2,826	2,665	2,678	4,062	8,152	11,055
Net loss recognized on other real estate owned and other related expenses	349	456	519	122	95	1,324	543
Other intangible assets amortization expense	1,947	1,892	1,893	2,002	2,003	5,732	5,735
Other non-interest expense	3,959	3,736	4,615	4,435	4,224	12,310	12,657
Total non-interest expense	$41,705	$37,012	$43,527	$43,694	$45,448	$122,244	$130,081

Non-interest expense for the third quarter of 2020 was $41.7 million, an increase of $4.7 million, or 12.7%, from $37.0 million for the second quarter of 2020.

The increase in total non-interest expense was primarily due to:

•	An increase of $3.7 million in salaries and employee benefits, mainly due to costs deferred as a result of PPP loan originations during the second quarter of 2020; and
•	An increase of $793,000 in loan and lease related expenses mostly due to higher expenses associated with government guaranteed loan originations.

Our efficiency ratio was 52.47% for the third quarter of 2020 compared to 53.70% for the second quarter of 2020.

Byline Bancorp, Inc.

INCOME TAXES

We recorded income tax expense of $5.3 million during the third quarter of 2020, an effective tax rate of 28.7% compared to $3.7 million during the second quarter of 2020, an effective tax rate of 29.0%.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.5 billion at September 30, 2020, an increase of $103.8 million compared to $6.4 billion at June 30, 2020, and an increase of $1.1 billion compared to $5.4 billion at September 30, 2019.

The current quarter increase was primarily due to:

•	An increase in securities of $82.5 million, principally a result of purchases of mortgage-backed securities during the quarter;
•	An increase in loans held for sale of $46.0 million, due to the timing of government guaranteed loans sold during the quarter; and,
•	An increase in accrued interest receivable and other assets of $38.0 million due to timing of settlement of government guaranteed loans during the quarter.

Partially offset by:

•	A decrease in cash and cash equivalents of $38.9 million, due to the increase in securities for the quarter;
•	A decrease in loans and leases of $16.6 million, due to decreases in the real estate portfolios offset by increases to lease financing receivables; and,
•	An increase in allowance for loan and lease losses of $10.0 million, due to continued economic uncertainty from the COVID-19 pandemic.

Byline Bancorp, Inc.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	September 30, 2020		June 30, 2020		September 30, 2019
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$919,862	21.0%	$919,510	20.9%	$772,559	20.2%
Residential real estate	458,364	10.5%	480,692	10.9%	497,839	13.0%
Construction, land development, and other land	234,017	5.3%	219,261	5.0%	236,780	6.2%
Commercial and industrial	1,214,099	27.8%	1,200,996	27.4%	1,096,400	28.6%
Paycheck protection program	622,191	14.2%	611,664	13.9%	—	0.0%
Installment and other	2,346	0.1%	2,714	0.1%	7,818	0.2%
Leasing financing receivables	185,700	4.2%	160,741	3.7%	156,758	4.1%
Total originated loans and leases	$3,636,579	83.1%	$3,595,578	81.9%	$2,768,154	72.3%
Acquired impaired loans
Commercial real estate	$117,114	2.7%	$126,405	2.9%	$142,435	3.7%
Residential real estate	84,197	1.9%	90,784	2.1%	109,409	2.9%
Construction, land development, and other land	4,804	0.1%	4,784	0.1%	4,562	0.1%
Commercial and industrial	10,489	0.3%	13,485	0.3%	18,349	0.5%
Installment and other	214	0.0%	226	0.0%	267	0.0%
Total acquired impaired loans	$216,818	5.0%	$235,684	5.4%	$275,022	7.2%
Acquired non-impaired loans and leases
Commercial real estate	$310,879	7.1%	$305,041	6.9%	$391,294	10.2%
Residential real estate	90,835	2.1%	99,288	2.2%	141,855	3.7%
Construction, land development, and other land	213	0.0%	21,958	0.5%	39,657	1.0%
Commercial and industrial	104,221	2.4%	116,668	2.7%	187,413	4.9%
Installment and other	583	0.0%	818	0.0%	1,269	0.0%
Leasing financing receivables	14,389	0.3%	16,087	0.4%	26,426	0.7%
Total acquired non-impaired loans and leases	$521,120	11.9%	$559,860	12.7%	$787,914	20.5%
Total loans and leases	$4,374,517	100.0%	$4,391,122	100.0%	$3,831,090	100.0%
Allowance for loan and lease losses	(61,258)		(51,300)		(31,585)
Total loans and leases, net of allowance for loan and lease losses	$4,313,259		$4,339,822		$3,799,505

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
Non-performing assets:
Non-accrual loans and leases	$43,196	$40,505	$48,964	$36,272	$39,528
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—	—
Total non-performing loans and leases	$43,196	$40,505	$48,964	$36,272	$39,528
Other real estate owned	8,150	8,652	9,273	9,896	6,502
Total non-performing assets	$51,346	$49,157	$58,237	$46,168	$46,030
Total non-performing loans and leases as a percentage of total loans and leases	0.99%	0.92%	1.27%	0.96%	1.03%
Total non-performing assets as a percentage of total assets	0.79%	0.77%	1.02%	0.84%	0.85%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	141.81%	126.65%	85.45%	88.05%	79.91%
Accruing troubled debt restructured loans (1)	$2,293	$3,151	$1,725	$1,771	$2,204

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$3,749	$3,755	$4,957	$4,232	$4,167
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—	—
Total non-performing loans guaranteed	$3,749	$3,755	$4,957	$4,232	$4,167
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.90%	0.84%	1.14%	0.85%	0.92%
Total non-performing assets not guaranteed as a percentage of total assets	0.73%	0.71%	0.93%	0.76%	0.77%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	$—	$—

Variances in non-performing assets were:

•	Non-performing loans and leases were $43.2 million at September 30, 2020, an increase of $2.7 million from $40.5 million at June 30, 2020.
•	Other real estate owned was $8.2 million at September 30, 2020, a decrease of $502,000 from $8.7 million at June 30, 2020 due to sales and valuation adjustments.

U.S. government guaranteed balances of non-performing loans were $3.7 million at September 30, 2020 and $3.8 million at June 30, 2020.

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Byline Bancorp, Inc.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,		September 30,
(dollars in thousands)	2020	2020	2020	2019	2019	2020		2019
Allowance for loan and lease losses, beginning of period	$51,300	$41,840	$31,936	$31,585	$31,132	$31,936		$25,201
Provision for loan and lease losses	15,740	15,518	14,455	4,387	5,931	45,713		16,321
Net charge-offs of loans and leases	(5,782)	(6,058)	(4,551)	(4,036)	(5,478)	(16,391)		(9,937)
Allowance for loan and lease losses, end of period	$61,258	$51,300	$41,840	$31,936	$31,585	$61,258		$31,585

Allowance for loan and lease losses to period end total loans and leases held for investment	1.40%	1.17%	1.08%	0.84%	0.82%	1.40%		0.82%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.53%	0.57%	0.48%	0.42%	0.56%	0.53%		0.36%
Provision for loan and lease losses to net charge-offs during the period	2.72x	2.56x	3.18x	1.09x	1.08x	2.79	x	1.64x

The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.40% at September 30, 2020 compared to 1.17% at June 30, 2020 and 0.82% at September 30, 2019. The allowance for loan and lease losses as a percentage of total loans and leases held for investment excluding PPP loans increased to 1.63% at September 30, 2020 from 1.36% at June 20, 2020.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies.  Assuming we remain an emerging growth company, the standard is effective for fiscal years beginning after December 15, 2022.  We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the third quarter of 2020 were $5.8 million, or 0.53% of average loans and leases, on an annualized basis, a decrease of $276,000 compared to $6.1 million, or 0.57% of average loans and leases, during the second quarter of 2020, and an increase of $304,000 from $5.5 million, or 0.56% of average loans and leases, for the comparable quarter one year ago.

Net charge-offs for the third quarter of 2020 included $4.1 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the second quarter of 2020 included $2.0 million and for the third quarter of 2019 included $4.8 million in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
Non-interest-bearing demand deposits	$1,718,682	$1,768,675	$1,290,896	$1,279,641	$1,221,431
Interest-bearing checking accounts	584,682	503,909	355,678	338,185	372,049
Money market demand accounts	1,153,433	1,233,748	1,104,276	881,387	745,154
Other savings	542,741	525,043	486,131	475,839	471,878
Time deposits (below $250,000)	622,328	710,429	800,759	916,723	966,866
Time deposits ($250,000 and above)	188,379	216,541	201,096	255,802	302,936
Total deposits	$4,810,245	$4,958,345	$4,238,836	$4,147,577	$4,080,314

Total deposits were $4.8 billion at September 30, 2020, a decrease of $148.1 million, or 3.0% compared to June 30, 2020. Non-interest-bearing deposits were 35.7% of total deposits at September 30, 2020 and June 30, 2020.

The decrease in the current quarter was primarily due to:

•	A decrease in non-interest-bearing deposits of $50.0 million, mostly due to seasonality;
•	A decrease in money market demand deposits of $80.3 million, due to a decrease in purchased money market deposits that were replaced by lower-cost funding sources; and,
•	A decrease in time deposits of $116.3 million, principally driven by decreases in personal certificates.

Partially offset by:

•	An increase in interest-bearing checking accounts of $80.8 million, mostly due to increases in public funds in interest bearing checking accounts.

Total borrowings and other liabilities were $891.6 million at September 30, 2020, an increase of $237.3 million from $654.2 million at June 30, 2020, primarily driven by an increase in Federal Home Loan Bank advances and the additional subordinated notes offering during the quarter, as described in more detail below.

Stockholders’ Equity

Total stockholders’ equity was $794.7 million at September 30, 2020, an increase of $13.8 million from $780.9 million at June 30, 2020. The increase was primarily due to net income generated during the quarter less dividends declared.

Byline Bancorp, Inc.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of September 30, 2020:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
September 30, 2020	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$757,133	16.67%	$363,274	8.00%	N/A	N/A
Bank	656,395	14.50%	362,063	8.00%	$452,579	10.00%
Tier 1 capital to risk weighted assets:
Company	$625,287	13.77%	$272,456	6.00%	N/A	N/A
Bank	599,736	13.25%	271,547	6.00%	$362,063	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$569,849	12.55%	$204,342	4.50%	N/A	N/A
Bank	599,736	13.25%	203,661	4.50%	$294,176	6.50%
Tier 1 capital to average assets:
Company	$625,287	10.93%	$228,874	4.00%	N/A	N/A
Bank	599,736	10.49%	228,729	4.00%	$285,912	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

On August 3, 2020, we completed a public offering of an additional $25.0 million aggregate principal amount of 6.00% fixed-to-floating rate subordinated notes due July 1, 2030.  The subordinated notes are part of the same series of notes as the $50.0 million in aggregate principal amount of subordinated notes issued on June 26, 2020. The notes bear a fixed interest rate of 6.00% until July 1, 2025 or earlier redemption, and a floating interest rate equal to a benchmark rate, which is expected to be three-month term SOFR plus 588 basis points thereafter until maturity or earlier redemption.  The subordinated notes are intended to qualify as Tier 2 capital for regulatory capital purposes.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Friday, October 23, 2020 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (877) 512-8755. A recorded replay can be accessed through November 7, 2020 by dialing (877) 344-7529; passcode: 10146069.

A slide presentation relating to the third quarter 2020 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the News and Events page of the Company’s investor relations website at www.bylinebancorp.com.

Byline Bancorp, Inc.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.5 billion in assets and operates more than 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See “Reconciliation of Non-GAAP Financial Measures” in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in U.S. or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.  Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Tony Rossi	Erin O’Neill
Financial Profiles, Inc. 310-622-8221	Director of Marketing Byline Bank
BYIR@bylinebank.com	773-475-2901
eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2020	2020	2020	2019	2019
ASSETS
Cash and due from banks	$47,433	$51,818	$45,233	$48,228	$75,275
Interest bearing deposits with other banks	53,645	88,113	74,386	32,509	33,564
Cash and cash equivalents	101,078	139,931	119,619	80,737	108,839
Equity and other securities, at fair value	8,335	8,181	7,413	8,031	7,648
Securities available-for-sale, at fair value	1,509,211	1,426,871	1,299,483	1,186,292	1,031,933
Securities held-to-maturity, at amortized cost	4,400	4,404	4,408	4,412	4,417
Restricted stock, at cost	9,652	6,232	24,197	22,127	24,331
Loans held for sale	49,049	3,031	13,299	11,732	7,176
Loans and leases:
Loans and leases	4,374,517	4,391,122	3,860,259	3,785,661	3,831,090
Allowance for loan and lease losses	(61,258)	(51,300)	(41,840)	(31,936)	(31,585)
Net loans and leases	4,313,259	4,339,822	3,818,419	3,753,725	3,799,505
Servicing assets, at fair value	21,267	18,351	17,800	19,471	19,939
Premises and equipment, net	94,638	95,546	96,446	96,140	96,006
Other real estate owned, net	8,150	8,652	9,273	9,896	6,502
Goodwill and other intangible assets, net	174,523	176,470	178,362	180,255	179,543
Bank-owned life insurance	9,952	9,896	9,898	9,750	9,699
Deferred tax assets, net	35,945	37,082	33,845	38,315	33,388
Accrued interest receivable and other assets	157,054	119,049	102,292	100,926	109,352
Total assets	$6,496,513	$6,393,518	$5,734,754	$5,521,809	$5,438,278
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,718,682	$1,768,675	$1,290,896	$1,279,641	$1,221,431
Interest-bearing deposits	3,091,563	3,189,670	2,947,940	2,867,936	2,858,883
Total deposits	4,810,245	4,958,345	4,238,836	4,147,577	4,080,314
Other borrowings	710,560	510,414	640,647	539,638	538,290
Subordinated notes, net	73,299	48,777	—	—	—
Junior subordinated debentures issued to capital trusts, net	36,331	36,206	37,462	37,334	37,207
Accrued expenses and other liabilities	71,382	58,841	55,142	47,145	46,601
Total liabilities	5,701,817	5,612,583	4,972,087	4,771,694	4,702,412
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	383	381	380	379	378
Additional paid-in capital	586,057	583,307	582,517	580,965	579,564
Retained earnings	180,162	168,444	160,652	159,033	144,525
Treasury stock	(1,668)	(1,668)	(1,668)	—	—
Accumulated other comprehensive income (loss), net of tax	19,324	20,033	10,348	(700)	961
Total stockholders’ equity	794,696	780,935	762,667	750,115	735,866
Total liabilities and stockholders’ equity	$6,496,513	$6,393,518	$5,734,754	$5,521,809	$5,438,278

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(dollars in thousands, except per share data)	2020	2020	2020	2019	2019	2020	2019
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$51,036	$50,153	$54,158	$58,203	$63,391	$155,347	$177,298
Interest on securities	7,070	7,530	8,016	7,212	7,040	22,616	19,807
Other interest and dividend income	128	222	992	500	598	1,342	1,794
Total interest and dividend income	58,234	57,905	63,166	65,915	71,029	179,305	198,899
INTEREST EXPENSE
Deposits	2,760	4,246	7,804	9,325	9,618	14,810	27,000
Other borrowings	465	476	1,897	1,989	2,835	2,838	7,266
Subordinated notes and debentures	1,485	574	640	687	738	2,699	2,262
Total interest expense	4,710	5,296	10,341	12,001	13,191	20,347	36,528
Net interest income	53,524	52,609	52,825	53,914	57,838	158,958	162,371
PROVISION FOR LOAN AND LEASE LOSSES	15,740	15,518	14,455	4,387	5,931	45,713	16,321
Net interest income after provision for loan and lease losses	37,784	37,091	38,370	49,527	51,907	113,245	146,050
NON-INTEREST INCOME
Fees and service charges on deposits	1,603	1,455	1,673	1,635	1,612	4,731	4,823
Loan servicing revenue	2,936	2,980	2,758	2,834	2,692	8,674	7,861
Loan servicing asset revaluation	1,122	(711)	(3,064)	(2,545)	(1,610)	(2,653)	(4,094)
ATM and interchange fees	1,028	845	1,216	1,150	973	3,089	2,635
Net gains on sales of securities available-for-sale	1,037	—	1,375	—	178	2,412	1,151
Change in fair value of equity securities, net	154	766	(619)	381	(15)	301	1,035
Net gains on sales of loans	12,671	6,456	4,773	8,735	9,405	23,900	23,110
Wealth management and trust income	693	608	669	704	653	1,970	1,874
Other non-interest income	1,008	389	392	1,622	918	1,789	2,582
Total non-interest income	22,252	12,788	9,173	14,516	14,806	44,213	40,977
NON-INTEREST EXPENSE
Salaries and employee benefits	23,126	19,405	24,666	24,228	24,537	67,197	71,081
Occupancy and equipment expense, net	5,220	5,359	5,524	5,241	4,512	16,103	14,530
Loan and lease related expenses	2,053	1,260	1,311	2,648	1,949	4,624	5,367
Legal, audit, and other professional fees	2,390	2,078	2,334	2,340	4,066	6,802	9,113
Data processing	2,661	2,826	2,665	2,678	4,062	8,152	11,055
Net loss recognized on other real estate owned and other related expenses	349	456	519	122	95	1,324	543
Other intangible assets amortization expense	1,947	1,892	1,893	2,002	2,003	5,732	5,735
Other non-interest expense	3,959	3,736	4,615	4,435	4,224	12,310	12,657
Total non-interest expense	41,705	37,012	43,527	43,694	45,448	122,244	130,081
INCOME BEFORE PROVISION FOR INCOME TAXES	18,331	12,867	4,016	20,349	21,265	35,214	56,946
PROVISION FOR INCOME TAXES	5,260	3,728	1,050	4,497	5,923	10,038	15,796
NET INCOME	13,071	9,139	2,966	15,852	15,342	25,176	41,150
Dividends on preferred shares	196	195	196	196	196	587	587
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$12,875	$8,944	$2,770	$15,656	$15,146	$24,589	$40,563
EARNINGS PER COMMON SHARE
Basic	$0.34	$0.24	$0.07	$0.41	$0.40	$0.65	$1.09
Diluted	$0.34	$0.24	$0.07	$0.41	$0.39	$0.64	$1.07

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share and	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
per share data)	2020	2020	2020	2019	2019	2020	2019
Common Share Data
Basic earnings per common share	$0.34	$0.24	$0.07	$0.41	$0.40	$0.65	$1.09
Diluted earnings per common share	$0.34	$0.24	$0.07	$0.41	$0.39	$0.64	$1.07
Adjusted diluted earnings per common share(2)(3)(4)	$0.34	$0.24	$0.09	$0.42	$0.41	$0.65	$1.20
Weighted average common shares outstanding (basic)	38,057,350	37,919,480	37,943,333	37,872,835	37,831,356	37,973,694	37,094,083
Weighted average common shares outstanding (diluted)	38,249,335	38,027,289	38,663,658	38,537,899	38,487,180	38,251,963	37,818,868
Common shares outstanding	38,568,916	38,383,217	38,383,021	38,256,500	38,169,126	38,568,916	38,169,126
Cash dividends per common share	$0.03	$0.03	$0.03	$0.03	N/A	$0.09	N/A
Dividend payout ratio on common stock	8.82%	12.50%	42.86%	7.32%	N/A	14.06%	N/A
Tangible book value per common share(1)	$15.81	$15.47	$14.95	$14.62	$14.30	$15.81	$14.30

Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	3.60%	3.71%	4.17%	4.32%	4.62%	3.81%	4.52%
Average cost of deposits	0.22%	0.36%	0.75%	0.88%	0.94%	0.43%	0.91%
Efficiency ratio(2)	52.47%	53.70%	67.16%	60.93%	59.81%	57.35%	61.15%
Adjusted efficiency ratio(1)(2)(3)	52.43%	53.70%	66.00%	60.51%	58.17%	56.98%	57.87%
Non-interest expense to average assets	2.59%	2.41%	3.15%	3.19%	3.32%	2.70%	3.33%
Adjusted non-interest expense to average assets(1)(3)	2.59%	2.41%	3.09%	3.17%	3.23%	2.68%	3.16%
Return on average stockholders' equity	6.57%	4.74%	1.56%	8.43%	8.34%	4.33%	7.91%
Adjusted return on average stockholders' equity(1)(3)(4)	6.58%	4.74%	1.83%	8.54%	8.78%	4.42%	8.86%
Return on average assets	0.81%	0.59%	0.21%	1.16%	1.12%	0.56%	1.05%
Adjusted return on average assets(1)(3)(4)	0.81%	0.59%	0.25%	1.17%	1.18%	0.57%	1.18%
Non-interest income to total revenues(1)	29.37%	19.56%	14.79%	21.21%	20.38%	21.76%	20.15%
Pre-tax pre-provision return on average assets(1)	2.12%	1.85%	1.33%	1.81%	1.98%	1.79%	1.87%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.12%	1.85%	1.39%	1.83%	2.07%	1.80%	2.04%
Return on average tangible common stockholders' equity(1)	9.39%	7.05%	2.89%	12.20%	12.22%	6.51%	11.66%
Adjusted return on average tangible common stockholders' equity(1)(3)	9.40%	7.05%	3.25%	12.35%	12.82%	6.63%	12.94%
Non-interest-bearing deposits to total deposits	35.73%	35.67%	30.45%	30.85%	29.93%	35.73%	29.93%
Loans and leases held for sale and loans and lease held for investment to total deposits	91.96%	88.62%	91.38%	91.56%	94.07%	91.96%	94.07%
Deposits to total liabilities	84.36%	88.34%	85.25%	86.92%	86.77%	84.36%	86.77%
Deposits per branch	$84,389	$86,989	$74,366	$67,993	$66,890	$84,389	$66,890

Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.99%	0.92%	1.27%	0.96%	1.03%	0.99%	1.03%
ALLL to total loans and leases held for investment, net before ALLL	1.40%	1.17%	1.08%	0.84%	0.82%	1.40%	0.82%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.53%	0.57%	0.48%	0.42%	0.56%	0.53%	0.36%
Acquisition accounting adjustments(4)	$17,133	$19,324	$25,889	$28,511	$31,053	$17,133	$31,053

Capital Ratios
Common equity to total assets	12.08%	12.05%	13.12%	13.40%	13.34%	12.08%	13.34%
Tangible common equity to tangible assets(1)	9.65%	9.55%	10.33%	10.47%	10.38%	9.65%	10.38%
Leverage ratio	10.93%	10.29%	11.18%	11.39%	11.14%	10.93%	11.14%
Common equity tier 1 capital ratio	12.55%	12.33%	12.24%	12.36%	12.12%	12.55%	12.12%
Tier 1 capital ratio	13.77%	13.56%	13.52%	13.67%	13.43%	13.77%	13.43%
Total capital ratio	16.67%	15.86%	14.50%	14.43%	14.19%	16.67%	14.19%

(1)	Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.
(2)	Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.
(3)	Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.
(4)	Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended September 30,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$48,678	$25	0.20%	$34,225	$253	2.93%
Loans and leases(1)	4,360,203	51,036	4.66%	3,860,770	63,391	6.51%
Taxable securities	1,364,516	6,341	1.85%	996,750	6,899	2.75%
Tax-exempt securities(2)	143,157	832	2.31%	76,161	486	2.53%
Total interest-earning assets	$5,916,554	$58,234	3.92%	$4,967,906	$71,029	5.67%
Allowance for loan and lease losses	(53,964)			(32,246)
All other assets	538,700			500,102
TOTAL ASSETS	$6,401,290			$5,435,762
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$565,917	$226	0.16%	$358,185	$524	0.58%
Money market accounts	1,202,016	634	0.21%	735,724	1,917	1.03%
Savings	535,396	64	0.05%	475,417	114	0.10%
Time deposits	870,227	1,836	0.84%	1,270,050	7,063	2.21%
Total interest-bearing deposits	3,173,556	2,760	0.35%	2,839,376	9,618	1.34%
Other borrowings	538,237	465	0.34%	563,026	2,834	2.00%
Subordinated notes and debentures	100,756	1,485	5.86%	37,109	739	7.89%
Total borrowings	638,993	1,950	1.21%	600,135	3,573	2.36%
Total interest-bearing liabilities	$3,812,549	$4,710	0.49%	$3,439,511	$13,191	1.52%
Non-interest-bearing demand deposits	1,742,787			1,223,556
Other liabilities	54,843			42,914
Total stockholders’ equity	791,111			729,781
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,401,290			$5,435,762
Net interest spread(3)			3.43%			4.15%
Net interest income		$53,524			$57,838
Net interest margin(4)			3.60%			4.62%

Net loan accretion impact on margin		$3,911	0.26%		$7,703	0.62%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Nine Months Ended September 30,
	2020			2019
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$48,861	$207	0.57%	$45,327	$798	2.35%
Loans and leases(1)	4,148,465	155,347	5.00%	3,719,323	177,298	6.37%
Taxable securities	1,261,458	21,678	2.30%	966,449	19,546	2.70%
Tax-exempt securities(2)	115,161	2,073	2.40%	66,635	1,257	2.52%
Total interest-earning assets	$5,573,945	$179,305	4.30%	$4,797,734	$198,899	5.54%
Allowance for loan and lease losses	(43,584)			(28,626)
All other assets	522,321			457,383
TOTAL ASSETS	$6,052,682			$5,226,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$432,785	$651	0.20%	$328,558	$1,390	0.57%
Money market accounts	1,126,588	3,794	0.45%	682,020	5,166	1.01%
Savings	509,001	186	0.05%	474,815	371	0.10%
Time deposits	986,419	10,179	1.38%	1,248,258	20,073	2.15%
Total interest-bearing deposits	3,054,793	14,810	0.65%	2,733,651	27,000	1.32%
Other borrowings	531,395	2,838	0.71%	498,229	7,266	1.95%
Subordinated notes and debentures	59,591	2,699	6.05%	36,964	2,262	8.18%
Total borrowings	590,986	5,537	1.25%	535,193	9,528	2.38%
Total interest-bearing liabilities	$3,645,779	$20,347	0.75%	$3,268,844	$36,528	1.49%
Non-interest-bearing demand deposits	1,578,704			1,221,375
Other liabilities	50,677			40,705
Total stockholders’ equity	777,522			695,547
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,052,682			$5,226,471
Net interest spread(3)			3.55%			4.05%
Net interest income		$158,958			$162,371
Net interest margin(4)			3.81%			4.52%

Net loan accretion impact on margin		$10,754	0.26%		$17,772	0.50%

(1)	Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.
(2)	Interest income and rates exclude the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis due to immateriality.
(3)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(4)	Represents net interest income (annualized) divided by total average earning assets.
(5)	Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Net income and earnings per share excluding significant items
Reported Net Income	$13,071	$9,139	$2,966	$15,852	$15,342	$25,176	$41,150
Significant items:
Impairment charges on assets held for sale	32	—	715	111	67	747	459
Merger-related expense	—	—	—	127	1,043	—	4,213
Core system conversion expense	—	—	—	48	77	—	2,001
Tax benefit on impairment charges and merger-related expenses	(9)	—	(199)	(79)	(369)	(208)	(1,751)
Adjusted Net Income	$13,094	$9,139	$3,482	$16,059	$16,160	$25,715	$46,072
Reported Diluted Earnings per Share	$0.34	$0.24	$0.07	$0.41	$0.39	$0.64	$1.07
Significant items:
Impairment charges on assets held for sale	—	—	0.02	—	—	0.02	0.01
Merger-related expense	—	—	—	0.01	0.03	—	0.11
Core system conversion expense	—	—	—	—	—	—	0.05
Tax benefit on impairment charges and merger-related expenses	—	—	—	—	(0.01)	(0.01)	(0.04)
Adjusted Diluted Earnings per Share	$0.34	$0.24	$0.09	$0.42	$0.41	$0.65	$1.20

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except per share data, ratios annualized, where applicable)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Adjusted non-interest expense:
Non-interest expense	$41,705	$37,012	$43,527	$43,694	$45,448	$122,244	$130,081
Less: Significant items
Impairment charges on assets held for sale	32	—	715	111	67	747	459
Merger-related expense	—	—	—	127	1,043	—	4,213
Core system conversion expense	—	—	—	48	77	—	2,001
Adjusted non-interest expense	$41,673	$37,012	$42,812	$43,408	$44,261	$121,497	$123,408
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$41,673	$37,012	$42,812	$43,408	$44,261	$121,497	$123,408
Less: Amortization of intangible assets	1,947	1,892	1,893	2,002	2,003	5,732	5,735
Adjusted non-interest expense excluding amortization of intangible assets	$39,726	$35,120	$40,919	$41,406	$42,258	$115,765	$117,673
Pre-tax pre-provision net income:
Pre-tax income	$18,331	$12,867	$4,016	$20,349	$21,265	$35,214	$56,946
Add: Provision for loan and lease losses	15,740	15,518	14,455	4,387	5,931	45,713	16,321
Pre-tax pre-provision net income	$34,071	$28,385	$18,471	$24,736	$27,196	$80,927	$73,267
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$34,071	$28,385	$18,471	$24,736	$27,196	$80,927	$73,267
Impairment charges on assets held for sale	32	—	715	111	67	747	459
Merger-related expense	—	—	—	127	1,043	—	4,213
Core system conversion expense	—	—	—	48	77	—	2,001
Adjusted pre-tax pre-provision net income	$34,103	$28,385	$19,186	$25,022	$28,383	$81,674	$79,940
Total revenues:
Net interest income	$53,524	$52,609	$52,825	$53,914	$57,838	$158,958	$162,371
Add: Non-interest income	22,252	12,788	9,173	14,516	14,806	44,213	40,977
Total revenues	$75,776	$65,397	$61,998	$68,430	$72,644	$203,171	$203,348
Tangible common stockholders' equity:
Total stockholders' equity	$794,696	$780,935	$762,667	$750,115	$735,866	$794,696	$735,866
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	174,523	176,470	178,362	180,255	179,543	174,523	179,543
Tangible common stockholders' equity	$609,735	$594,027	$573,867	$559,422	$545,885	$609,735	$545,885
Tangible assets:
Total assets	$6,496,513	$6,393,518	$5,734,754	$5,521,809	$5,438,278	$6,496,513	$5,438,278
Less: Goodwill and other intangibles	174,523	176,470	178,362	180,255	179,543	174,523	179,543
Tangible assets	$6,321,990	$6,217,048	$5,556,392	$5,341,554	$5,258,735	$6,321,990	$5,258,735
Average tangible common stockholders' equity:
Average total stockholders' equity	$791,111	$765,427	$745,745	$729,781	$696,928	$777,522	$695,547
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	175,444	179,416	179,192	180,740	175,236	177,426	172,373
Average tangible common stockholders' equity	$605,229	$575,573	$556,115	$538,603	$511,254	$589,658	$512,736
Average tangible assets:
Average total assets	$6,401,290	$6,186,974	$5,565,952	$5,427,046	$5,435,762	$6,052,682	$5,226,491
Less: Average goodwill and other intangibles	175,444	179,416	179,192	180,740	175,236	177,426	172,373
Average tangible assets	$6,225,846	$6,007,558	$5,386,760	$5,246,306	$5,260,526	$5,875,256	$5,054,118
Tangible net income available to common stockholders:
Net income available to common stockholders	$12,875	$8,944	$2,770	$15,656	$15,146	$24,589	$40,563
Add: After-tax intangible asset amortization	1,405	1,365	1,366	1,445	1,445	4,136	4,138
Tangible net income available to common stockholders	$14,280	$10,309	$4,136	$17,101	$16,591	$28,725	$44,701
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$14,280	$10,309	$4,136	$17,101	$16,591	$28,725	$44,701
Impairment charges on assets held for sale	32	—	715	111	67	747	459
Merger-related expense	—	—	—	127	1,043	—	4,213
Core system conversion expense	—	—	—	48	77	—	2,001
Tax benefit on significant items	(9)	—	(199)	(79)	(369)	(208)	(1,751)
Adjusted tangible net income available to common stockholders	$14,303	$10,309	$4,652	$17,308	$17,409	$29,264	$49,623

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Nine Months Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	September 30, 2020	September 30, 2019
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$34,071	$28,385	$18,471	$24,736	$27,196	$80,927	$73,267
Average total assets	6,401,290	6,186,974	5,565,952	5,427,046	5,435,762	6,052,682	5,226,491
Pre-tax pre-provision return on average assets	2.12%	1.85%	1.33%	1.81%	1.98%		1.87%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$34,103	$28,385	$19,186	$25,022	$28,383	$81,674	$79,940
Average total assets	6,401,290	6,186,974	5,565,952	5,427,046	5,435,762	6,052,682	5,226,491
Adjusted pre-tax pre-provision return on average assets	2.12%	1.85%	1.39%	1.83%	2.07%	1.80%	2.04%
Non-interest income to total revenues:
Non-interest income	$22,252	$12,788	$9,173	$14,516	$14,806	$44,213	$40,977
Total revenues	75,776	65,397	61,998	68,430	72,644	203,171	203,348
Non-interest income to total revenues	29.37%	19.56%	14.79%	21.21%	20.38%	21.76%	20.15%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$41,673	$37,012	$42,812	$43,408	$44,261	$121,497	$123,408
Average total assets	6,401,290	6,186,974	5,565,952	5,427,046	5,435,762	6,052,682	5,226,491
Adjusted non-interest expense to average assets	2.59%	2.41%	3.09%	3.17%	3.23%	2.68%	3.16%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$39,726	$35,120	$40,919	$41,406	$42,258	$115,765	$117,673
Total revenues	75,776	65,397	61,998	68,430	72,644	203,171	203,348
Adjusted efficiency ratio	52.43%	53.70%	66.00%	60.51%	58.17%	56.98%	57.87%
Adjusted return on average assets:
Adjusted net income	$13,094	$9,139	$3,482	$16,059	$16,160	$25,715	$46,072
Average total assets	6,401,290	6,186,974	5,565,952	5,427,046	5,435,762	6,052,682	5,226,491
Adjusted return on average assets	0.81%	0.59%	0.25%	1.17%	1.18%	0.57%	1.18%
Adjusted return on average stockholders' equity:
Adjusted net income	$13,094	$9,139	$3,482	$16,059	$16,160	$25,715	$46,072
Average stockholders' equity	791,111	765,427	745,745	729,781	696,928	777,522	695,547
Adjusted return on average stockholders' equity	6.58%	4.74%	1.83%	8.54%	8.78%	4.42%	8.86%
Tangible common equity to tangible assets:
Tangible common equity	$609,735	$594,027	$573,867	$559,422	$545,885	$609,735	$545,885
Tangible assets	6,321,990	6,217,048	5,556,392	5,341,554	5,258,735	6,321,990	5,258,735
Tangible common equity to tangible assets	9.65%	9.55%	10.33%	10.47%	10.38%	9.65%	10.38%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$14,280	$10,309	$4,136	$17,101	$16,591	$28,725	$44,701
Average tangible common stockholders' equity	605,229	575,573	556,115	538,603	511,254	589,658	512,736
Return on average tangible common stockholders' equity	9.39%	7.05%	2.89%	12.20%	12.22%	6.51%	11.66%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$14,303	$10,309	$4,652	$17,308	$17,409	$29,264	$49,623
Average tangible common stockholders' equity	605,229	575,573	556,115	538,603	511,254	589,658	512,736
Adjusted return on average tangible common stockholders' equity	9.40%	7.05%	3.25%	12.35%	12.82%	6.63%	12.94%
Tangible book value per share:
Tangible common equity	$609,735	$594,027	$573,867	$559,422	$545,885	$609,735	$545,885
Common shares outstanding	38,568,916	38,383,217	38,383,021	38,256,500	38,169,126	38,568,916	38,169,126
Tangible book value per share	$15.81	$15.47	$14.95	$14.62	$14.30	$15.81	$14.30